Exhibit 12



                        SIDLEY AUSTIN BROWN & WOOD LLP

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                                                                  May 5, 2003
Corporate High Yield Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Corporate High Yield Fund II, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536


                    Re: Reorganization of Corporate High Yield Fund, Inc.
                        and Corporate High Yield Fund II, Inc.

Ladies and Gentlemen:

         You have requested our opinion as to certain Federal income tax consequences of the acquisition by Corporate High Yield Fund, Inc. ("Corporate Fund") of substantially all of the assets of, and the assumption by Corporate Fund of substantially all of the liabilities of, Corporate High Yield Fund II, Inc. ("Corporate Fund II") and the simultaneous distribution of newly issued shares of common stock, par value $.10 per share, to the stockholders of Corporate Fund II in exchange for such stockholders' shares of common stock, with a par value of $.10 per share, of Corporate Fund II (the "Reorganization"). After the Reorganization, Corporate Fund II will cease to operate, will have no assets remaining, will have final Federal and state (if any) tax returns filed on its behalf and will have all of its shares cancelled under Maryland law.

         This opinion letter is furnished pursuant to (i) the sections entitled "Agreement and Plan of Reorganization - Procedure" and "Agreement and Plan of Reorganization - Terms of the Agreement and Plan of Reorganization - Amendments and Conditions" in the Joint Proxy Statement and Prospectus, dated December 31, 2002, and (ii) Sections 8(g) and 9(h) of the Agreement and Plan of Reorganization, dated as of December 27, 2002, by and between Corporate Fund and Corporate Fund II (the "Plan"). All terms used herein, unless otherwise defined, are used as defined in the Plan.


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Corporate High Yield Fund, Inc.
Corporate HIgh Yield Fund II, Inc.
May 5, 2003
Page 2


         In rendering our opinion, we have reviewed and relied upon (a) the Plan, (b) the Registration Statement on Form N-14 as filed under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (File Nos. 333-101393 and 811-07634), Pre-Effective Amendments No. 1 and No. 2 thereto including a copy of the Joint Proxy Statement and Prospectus and the Statement of Additional Information (collectively, the "N-14 Registration Statement") filed by Corporate Fund with the Securities and Exchange Commission, (c) certain representations concerning the Reorganization made by Corporate Fund, dated May 5, 2003, and (d) certain representations concerning the Reorganization made by Corporate Fund II, dated May 5, 2003 (together, the "Representations").

         Based upon current law, including cases and administrative interpretations thereof and on the reviewed materials listed above, it is our opinion that:

         1. The acquisition by Corporate Fund of substantially all of the assets of Corporate Fund II, as described in the Plan, will constitute a reorganization within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and Corporate Fund and Corporate Fund II will each be a "party" to a reorganization within the meaning of section 368(b) of the Code.

         2. In accordance with section 361(a) of the Code, Corporate Fund II will not recognize any gain or loss either on the transfer of substantially all of its assets to Corporate Fund in exchange solely for shares of common stock of Corporate Fund or on the simultaneous distribution of shares of common stock of Corporate Fund to the stockholders of Corporate Fund II.

         3. In accordance with section 1032 of the Code, Corporate Fund will recognize no gain or loss as a result of the Reorganization.

         4. In accordance with section 354(a)(1) of the Code, stockholders of Corporate Fund II will recognize no gain or loss on the exchange of their corresponding shares of common stock of Corporate Fund II solely for shares of common stock of Corporate Fund, except to the extent that a stockholder of Corporate Fund II receives cash in lieu of fractional shares of common stock of Corporate Fund in the Reorganization.

         5. The basis of the assets of Corporate Fund II received by Corporate Fund will be the same as the basis of such assets to Corporate Fund II immediately before the consummation of the Reorganization in accordance with section 362(b) of the Code.

         6. In accordance with section 358 of the Code, immediately after the Reorganization, the basis of the shares of common stock of Corporate Fund received by


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


Corporate High Yield Fund, Inc.
Corporate HIgh Yield Fund II, Inc.
May 5, 2003
Page 3


stockholders of Corporate Fund II will be equal to the basis of the corresponding shares of common stock of Corporate Fund II exchanged pursuant to the Reorganization.

         7. In accordance with section 1223 of the Code, the holding period of the shares of common stock of Corporate Fund received in the Reorganization will include the holding period of the corresponding shares of common stock of Corporate Fund II exchanged pursuant to the Reorganization, provided that such shares of common stock were held as a capital asset on the date of the Reorganization.

         8. The holding period of the assets acquired by Corporate Fund from Corporate Fund II will include the period during which such assets were held by Corporate Fund II in accordance with section 1223 of the Code.

         9. The payment of cash to stockholders of Corporate Fund II in lieu of fractional shares of common stock of Corporate Fund will be treated as though the fractional shares were distributed as part of the Reorganization and then redeemed by Corporate Fund. The cash payment will be treated as a distribution in full payment for the fractional share of common stock of Corporate Fund deemed redeemed under section 302(a) of the Code, with the result that such Corporate Fund II stockholder will have short-term or long-term capital gain or loss to the extent that the cash distribution differs from the basis allocable to such stockholder's fractional share.

         10. Pursuant to section 381(a) of the Code and section 1.381(a)-1 of the Income Tax Regulations, Corporate Fund will succeed to and take into account the items of Corporate Fund II described in section 381(c) of the Code, subject to the provisions and limitations specified in sections 381, 382, 383 and 384 of the Code and the regulations thereunder. Under section 381(b) of the Code, the tax year of Corporate Fund II will end on the date of the Reorganization.

         Our opinion represents our best legal judgment with respect to the proper Federal income tax treatment of the Reorganization, based on the facts contained in the Plan, the N-14 Registration Statement and the Representations. Our opinion assumes the accuracy of the facts as described in the Plan, the N-14 Registration Statement and the Representations and could be affected if any of the facts as so described are inaccurate.

         We are furnishing this opinion letter to the addressees hereof, solely for the benefit of such addressees in connection with the Reorganization. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.



                                           Very truly yours,

                                           /s/ Sidley Austin Brown & Wood LLP


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